Calculation of Filing Fee Tables
S-4
FS Bancorp, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common stock, no par value	Other	430,176		$ 19,764,721.70	0.0001381	$ 2,729.51
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 19,764,721.70		$ 2,729.51
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 2,729.51
Offering Note
[1]	Rule 457(f) Fee Calculation Details

(1) Represents the maximum number of shares of FS Bancorp, Inc. common stock that could be issued in the merger with Pacific West Bancorp based on the Agreement and Plan of Merger as of February 25, 2026. (2) Estimated solely for purposes of calculating the registration fee and calculated in accordance with Rules 457(c) and 457(f) under the Securities Act of 1933, as amended, the proposed maximum offering price of $19,746,820 is (A) the product of (i) $13.30 (the book value per share of Pacific West Bancorp common stock to be exchanged in the merger as of June 24, 2026, the latest practicable date prior to the filing of this registration statement, and (ii) 2,751,689 (the estimated maximum number of Pacific West Bancorp securities expected to be exchanged for the common stock being registered including shares issuable pursuant to the vesting of Pacific West restricted stock units immediately prior to the effective time of the merger minus (B) $16,832,742 (the estimated maximum amount of cash consideration payable by Registrant in the merger). (3) Calculated pursuant to Rule 457(f) of the Securities Act by multiplying the estimated maximum aggregate offering price of securities being registered by 0.0001381.
Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
2,751,689	$ 13.30	$ 36,597,463.70		$ 16,832,742.00	$ 19,764,721.70

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date